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                  [LETTERHEAD OF LINCOLN NATIONAL CORPORATION]

     (219) 455-3018


                                           January 14, 1994


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

     Re:   Lincoln National Capital Appreciation Fund, Inc.
           (File No. 33-70272)
           Shares of Common Stock, $.O1 par value

Ladies and Gentlemen:

      As counsel for Lincoln National Capital Appreciation Fund, Inc., a Maryland corporation (the "Fund"), I have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.01 par value.

      I have examined all instruments, documents and records which, in my opinion, were necessary to examine for the purpose of rendering this opinion. Based upon such examination, I am of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Registration Statement, validly authorized and issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an Exhibit to Form N-1A.

                                        Very truly yours,

                                        /s/ Jeremy Sachs

                                        Jeremy Sachs
                                        Assistant General Counsel